UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2025

MicroStrategy Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182
(Address of Principal Executive Offices)	(ZIP Code)

(703) 848-8600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On March 25, 2025, MicroStrategy Incorporated d/b/a Strategy (“Strategy”) issued 8,500,000 shares of a new class of its capital stock titled “10.00% Series A Perpetual Strife Preferred Stock” (the “Perpetual Strife Preferred Stock”) in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of Perpetual Strife Preferred Stock, Strategy filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating an aggregate of 8,500,000 shares of, and establishing the terms of, the Perpetual Strife Preferred Stock.

The Perpetual Strife Preferred Stock will accumulate cumulative dividends (“Regular Dividends”) at a rate per annum equal to 10.00% (the “Regular Dividend Rate”) of the stated amount of $100 per share (the “Stated Amount”). Regular Dividends will be payable when, as and if declared by Strategy’s board of directors, out of funds legally available for their payment, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2025 (each, a “Regular Dividend Payment Date”). Declared Regular Dividends on the Perpetual Strife Preferred Stock will be payable solely in cash. If any accumulated Regular Dividend (or any portion thereof) on the Perpetual Strife Preferred Stock is not paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a business day, the next business day), then additional Regular Dividends (“Compounded Dividends”) will accumulate on the amount of such unpaid Regular Dividend, compounded quarterly at the Compounded Dividend Rate (as defined below), from, and including, such Regular Dividend Payment Date to, but excluding, the date the same, including all Compounded Dividends thereon, is paid in full. The “Compounded Dividend Rate” applicable to any unpaid Regular Dividend that was due on a Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a business day, the next business day) will initially be a rate per annum equal to the Regular Dividend Rate plus 100 basis points; provided, however, that until such Regular Dividend, together with Compounded Dividends thereon, is paid in full, such Compounded Dividend Rate will increase by 100 basis points per annum for each subsequent Regular Dividend period, up to a maximum rate of 18% per annum.

If Strategy fails to declare a Regular Dividend on or prior to the record date applicable to a Regular Dividend Payment Date, such failure shall constitute the issuance of a notice of deferral. Upon issuance of such notice, Strategy shall use its commercially reasonable efforts over the following 60-day period to sell Class A Common Stock and/or other securities to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable Regular Dividend Payment Date, plus Compounded Dividends thereon. In certain cases where Strategy has not declared and paid accumulated Regular Dividends in full on the Perpetual Strife Preferred Stock, then, subject to limited exceptions, Strategy will be prohibited from declaring or paying dividends on or repurchasing any shares of Perpetual Strike Preferred Stock, Class A Common Stock, Class B Common Stock or other junior securities.

The Perpetual Strife Preferred Stock has a par value of $0.001 per share and initially has a liquidation preference of $100 per share, subject to adjustment as set forth below (the “Liquidation Preference”). The Perpetual Strife Preferred Stock will rank senior to Strategy’s class A common stock, $0.001 par value per share (the “Class A Common Stock”), class B common stock, $0.001 par value per share (the “Class B Common Stock”), and 8.00% Series A Perpetual Strike Preferred Stock (the “Perpetual Strike Preferred Stock”) with respect to the payment of dividends and the distribution of assets upon Strategy’s liquidation, dissolution or winding up. If Strategy liquidates, dissolves or winds up, whether voluntarily or involuntarily, then the holders of Perpetual Strife Preferred Stock will be entitled to receive payment for the Liquidation Preference of, and all accumulated and unpaid Regular Dividends and any Compounded Dividends (each as defined below) on, their shares of Perpetual Strife Preferred Stock out of Strategy’s assets or funds legally available for distribution to its stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, holders of the Class A Common Stock, Class B Common Stock, Perpetual Strike Preferred Stock or other junior stock. The Perpetual Strife Preferred Stock will be junior to Strategy’s existing and future indebtedness, structurally junior to the liabilities of Strategy’s subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.

The Liquidation Preference of the Perpetual Strife Preferred Stock shall initially be $100 per share of Perpetual Strife Preferred Stock; provided, however, that, effective immediately after the close of business on each business day after the date on which shares were issued in the Offering (the

“Initial Issue Date”) (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of Perpetual Strife Preferred Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the Liquidation Preference per share of Perpetual Strife Preferred Stock will be adjusted to greatest of (i) the Stated Amount; (ii) in the case of any business day with respect to which Strategy has, on such business day or on any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of Perpetual Strife Preferred Stock, an amount equal to the Last Reported Sale Price (as defined in the Certificate of Designations) per share of Perpetual Strife Preferred Stock on the trading day immediately before the most recent business day; and (iii) the arithmetic average of the Last Reported Sale Prices per share of Perpetual Strife Preferred Stock for each trading day of the ten consecutive trading days immediately preceding such business day, provided, however, that, if applicable, the reference in this clause (iii) to ten will be replaced by such lesser number of trading days as have elapsed during the period from, and including, the Initial Issue Date to, but excluding, such business day.

Strategy will have the right, at its election, to redeem all, and not less than all, of the Perpetual Strife Preferred Stock, at any time, for cash if the total number of shares of Perpetual Strife Preferred Stock then outstanding is less than 25% of the total number of shares of the Perpetual Strife Preferred Stock originally issued on the Initial Issue Date of the Perpetual Strife Preferred Stock and in any future offering of the Perpetual Strife Preferred Stock, taken together (such a redemption, an “Optional Redemption”). Strategy will also have the right, at its election, to redeem all, and not less than all, of the Perpetual Strife Preferred Stock, at any time, for cash if a “Tax Event” (as defined in the Certificate of Designations) occurs (such a redemption, a “Tax Redemption”). The redemption price for any Perpetual Strife Preferred Stock to be redeemed pursuant to an Optional Redemption or a Tax Redemption will be a cash amount equal to (i) the Liquidation Preference of such share as of the business day before Strategy sends the related redemption notice, plus (ii) accumulated and unpaid Regular Dividends (plus any Compounded Dividends thereon) on such share to, but excluding, the redemption date.

If a “Fundamental Change” (as defined in the Certificate of Designations) occurs, then holders of the Perpetual Strife Preferred Stock will have the right to require Strategy to repurchase some or all of their shares of Perpetual Strife Preferred Stock at a cash repurchase price equal to (i) the Stated Amount plus (ii) accumulated and unpaid Regular Dividends on such share to, but excluding, the Fundamental Change repurchase date for such Fundamental Change.

The Perpetual Strife Preferred Stock will have voting rights with respect to certain amendments to Strategy’s certificate of incorporation or the Certificate of Designations, certain business combination transactions and certain other matters. Strategy additionally may not create or issue any class or series of stock that ranks senior to the Perpetual Strife Preferred Stock with respect to the payment of dividends and the distribution of assets upon Strategy’s liquidation, dissolution or winding up without the consent of the holders of Perpetual Strife Preferred Stock representing at least a majority of the combined outstanding voting power of the Perpetual Strife Preferred Stock, and any voting parity stockholders. However, holders of Perpetual Strife Preferred Stock will not be entitled to vote with holders of Class A Common Stock on matters on which holders of Class A Common Stock are entitled to vote.

If (in each case, subject to the Certificate of Designations) less than the full amount of accumulated and unpaid Regular Dividends on the outstanding Perpetual Strife Preferred Stock have been declared and paid by the following Regular Dividend Payment Date in respect of each of (i) four or more consecutive Regular Dividend Payment Dates; and (ii) eight or more consecutive Regular Dividend Payment Dates, then, in each case, subject to certain limitations, the authorized number of Strategy’s directors will automatically increase by one (or Strategy will vacate the office of one of its directors) and the holders of the Perpetual Strife Preferred Stock, voting together as a single class with the holders of each class or series of “Voting Parity Stock” (as defined in the Certificate of Designations) with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director (a “Preferred Stock Director”) to fill such directorship at Strategy’s next annual meeting of stockholders (or, if earlier, at a special meeting of Strategy’s stockholders called for such purpose). If, thereafter, all accumulated and unpaid Regular Dividends on the outstanding Perpetual Strife Preferred Stock have been paid in full, then the right of the holders of the Perpetual Strife Preferred Stock to elect any Preferred Stock Directors will terminate. Upon the termination of such right with respect to the Perpetual Strife Preferred Stock and all other outstanding Voting Parity Stock, if any, the term of office of each person then serving as a Preferred Stock Director will immediately and automatically terminate (and, if the authorized number of Strategy’s directors was increased by one or two, as applicable, in connection with such election, then the authorized number of Strategy’s directors will automatically decrease by one or two, as applicable).

The above description of the Certificate of Designations and the terms of the Perpetual Strife Preferred Stock is a summary and is not complete. A copy of the Certificate of Designations and the form of the certificate representing the Perpetual Strife Preferred Stock are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Certificate of Designations and the Perpetual Strife Preferred Stock set forth in such exhibits.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information set forth above in this Current Report under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designations relating to the 10.00% Series A Perpetual Strife Preferred Stock.

4.1	Form of certificate representing the 10.00% Series A Perpetual Strife Preferred Stock (included as Exhibit A to Exhibit 3.1).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSTRATEGY INCORPORATED

Dated: March 25, 2025	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel